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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2000

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                                 0-23761                 33-0751685
(State or other jurisdiction           (Commission             (IRS Employer
of incorporation)                      file number)          Identification No.)

Taubenstrasse 20, D-10117, Berlin, Germany                         10117
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(Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code:       011 49 30 201 7780
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          (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS
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         The registrant is issuing not to exceed $750,000 in promissory notes due in six months. Interest is payable at the rate of 1% per month cumulative. The purpose of the offering is to provide working capital to registrant. Registrant has the option to pay the interest in cash or $.0001 par value restricted stock. If the option is exercised by registrant to pay the interest in stock, the number of shares to be delivered to the lender will be determined by multiplying (i) the average closing bid price of the stock for the five (5) trading days prior to the maturity date by (ii) 85% and dividing the interest due by the resulting multiple. In addition, each lender shall receive one share of the $.0001 par value common stock for each $1.00 loaned to registrant. A copy of the form of the Loan Agreement is attached to this report. The offering is being made only to accredited investors.

         The offering was commenced on October 31, 2000 and as of the date of this report registrant has received an aggregate amount of $510,000 from the offering from three investors. One of the investors was ERBC Holdings, Ltd. which subscribed to $60,000. ERBC is a company owned and controlled by Kurt Seifman who owns approximately 28.2% of registrant's stock. The closing trading price of the $.0001 common stock of registrant on October 31, 2000 was $.3125.

         Registrant is claiming an exemption from registration under Section 4(2) of the Securities Act of 1933 (the "Act") and Rule 506 of the Act and has complied with the requirements of Rule 506 including, but not limited to, filing Form D with the Securities and Exchange Commission and state agencies where applicable.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

         (c) Exhibits.

                  10.15. Loan Agreement.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2000                ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                       /S/ Hans Joachim Skrobanek
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                                       Hans Joachim Skrobanek, President and
                                       Chief Executive Officer